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                             EXHIBIT NO. (15)
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                                                             Exhibit (15)

                            ARTHUR ANDERSEN LLP











To CMS Energy Corporation:

We are aware the CMS Energy Corporation has incorporated by reference in this registration statement its Form 10-Q for the quarter ended March 31, 1995, which includes our report dated May 8, 1995 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our Firm or a report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.




                                         /s/ Arthur Andersen LLP


Detroit, Michigan,
June 2, 1995.

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